Exhibit 15.4

October 9, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Baird Medical Investment Holdings Limited under Item 16F of Baird Medical Investment Holdings Limited’s Form 20-F dated October 1, 2024. We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Baird Medical Investment Holdings Limited contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp